Exhibit 10.32.3
THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT
     THIS THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (“Amendment”) is entered into as of September 30, 2005, by and among WESTERN DIGITAL TECHNOLOGIES, INC., a Delaware corporation (“Borrower”), WESTERN DIGITAL (FREMONT), INC., a Delaware corporation (“WD Fremont”), the other credit parties and guarantors party hereto (each individually a “Credit Party” and collectively, the “Credit Parties”), the lenders signatory hereto (each individually a “Lender” and collectively the “Lenders”), GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, as administrative agent for Lenders (in such capacity, “Agent”), and BANK OF AMERICA, N.A., as documentation agent for Lenders (“Documentation Agent”; Agent and Documentation Agent are collectively referred to as “Co-Agents” and each, a “Co-Agent”).
RECITALS
     A. Borrower, WD Fremont, the other Credit Parties party thereto, Lenders, and Co-Agents have entered into the Amended and Restated Credit Agreement dated as of September 19, 2003, as amended by the First Amendment to Amended and Restated Credit Agreement dated as of September 8, 2004, and the Second Amendment to Amended and Restated Credit Agreement dated as of April 22, 2005 (collectively, “Credit Agreement”), pursuant to which Co-Agents and Lenders are providing financial accommodations to or for the benefit of Borrower upon the terms and conditions contained therein. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in Annex A to the Credit Agreement shall be applied herein as defined or established therein.
     B. Borrower has requested that Agent and Lenders amend the Credit Agreement, and Agent and Lenders are willing to do so subject to the terms and conditions of this Amendment.
AGREEMENT
          NOW, THEREFORE, in consideration of the continued performance by Borrower and each other Credit Party of their respective promises and obligations under the Credit Agreement and the other Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, the other Credit Parties signatory hereto, Lenders, and Co-Agents hereby agree as follows:
          1. Ratification and Incorporation of Credit Agreement. Except as expressly modified under this Amendment, (a) each Credit Party hereby acknowledges, confirms, and ratifies all of the terms and conditions set forth in, and all of its obligations under, the Credit Agreement and the other Loan Documents, and (b) all of the terms and conditions set forth in the Credit Agreement are incorporated herein by this reference as if set forth in full herein.
          2. Consent. Pursuant to the Consent under Amended and Restated Credit Agreement dated as of June 24, 2004, Agent and Requisite Lenders previously consented to Borrower and WD Fremont entering into a Master Equipment Lease Agreement with CIT Technologies Corporation, d/b/a CIT Systems Leasing, a copy of which is attached hereto as Appendix B (the “CIT Lease”), covering the specific items of equipment set forth in Exhibit A to Schedules 1 and 2 to the CIT Lease as of June 24, 2004 (the “Original Leased Equipment”). Borrower has requested in the letter attached hereto as Appendix A that Agent and Requisite

Lenders consent to WD Fremont entering into Schedule 4 (including Exhibit A thereto) to the CIT Lease covering certain leased Equipment described therein (the “Additional Leased Equipment”) and agree to release the Agent’s Liens on the Additional Leased Equipment. At the request of the Credit Parties, Agent and Lenders hereby consent to Borrower and WD Fremont entering into the additional schedules to the CIT Lease and agree (a) to release the Liens of Agent, on behalf of Co-Agents and Lenders, on the Additional Leased Equipment and (b) that no Default or Event of Default has occurred as a result of WD Fremont entering into Schedule 4 (including Exhibit A thereto) to the CIT Lease.
          3. Amendment to Credit Agreement.
               (a) Clause (k) of the definition of the term “Permitted Encumbrances” in Annex A to the Credit Agreement is hereby deleted in its entirety and the following is substituted in lieu therefor:
     (k) Liens created after the Closing Date by conditional sale or other title retention agreements (including Capital Leases) or in connection with purchase money Indebtedness with respect to Equipment and Fixtures (i) that constitute the Original Leased Equipment, or (ii) otherwise acquired by any Credit Party in the ordinary course of business during the period from September 30, 2005, through September 30, 2006, involving the incurrence of an aggregate amount of purchase money Indebtedness and Capital Lease Obligations (including obligations of WD Fremont with respect to the Additional Leased Equipment) of not more than $25,000,000 outstanding at any one time for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within 90 days following the purchase of such Equipment or Fixtures and does not exceed 100% of the purchase price of the subject assets) so long as Borrower and its Subsidiaries (other than Excluded Subsidiaries) shall have Available Liquidity in excess of $200,000,000 at the time that such Credit Party enters into such purchase money debt or Capital Lease;
               (b) The following definition is hereby added to Annex A to the Credit Agreement in appropriate alphabetical order:
     “Additional Leased Equipment” shall mean the specific items of leased Equipment described in Exhibit A to Schedule 4 to the CIT Lease.
     “CIT Lease” shall mean the Master Equipment Lease Agreement between CIT Technologies Corporation, d/b/a CIT Systems Leasing, and Borrower and WD Fremont dated as of June 24, 2004, and the schedules and exhibits thereto.
     “Original Leased Equipment” shall mean the specific items of leased Equipment described in Exhibit A to Schedules 1 and 2 to the CIT Lease as of June 24, 2004.

               (c) Paragraph (A) of Annex I to the Credit Agreement is amended by replacing the reference to “Winston & Strawn LLP” and all information related thereto with the following:

DLA Piper Rudnick Gray Cary US LLP
1999 Avenue of the Stars, Fourth Floor
Los Angeles, California 90067
Attn: Gary B. Rosenbaum, Esq,
Telecopier No.: (310) 595-3300
Telephone No.: (310) 595-3000
          4. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of each of the following conditions:
               (a) receipt by Agent of this Amendment duly executed by Borrower, WD Fremont, WD UK, WD IS, Agent and Lenders; and
               (b) payment of $12,500 by Borrower to Agent, for the ratable benefit of Lenders; and
               (c) the absence of any Defaults or Events of Default as of the date hereof.
          5. Entire Agreement. This Amendment, together with the Credit Agreement and the other Loan Documents, is the entire agreement between the parties hereto with respect to the subject matter hereof. This Amendment supersedes all prior and contemporaneous oral and written agreements and discussions with respect to the subject matter hereof.
          6. Representations and Warranties. Borrower and each other Credit Party hereby represents and warrants that the representations and warranties contained in the Credit Agreement were true and correct in all material respects when made and, except to the extent that (a) a particular representation or warranty by its terms expressly applies only to an earlier date or (b) Borrower or any other Credit Party, as applicable, has previously advised Agent in writing as contemplated under the Credit Agreement, are true and correct in all material respects as of the date hereof.
          7. Reaffirmation by Guarantors. Each Guarantor, by its execution of this Amendment, consents to the terms hereof and ratifies and reaffirms all of the provisions of the Guaranties.
          8. Miscellaneous.
               (a) This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.
               (b) Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

               (c) The recitals set forth at the beginning of this Amendment are true and correct, and such recitals are incorporated into and are a part of this Amendment.
               (d) Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and each reference in the other Loan Documents to the Credit Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.
               (e) Except as expressly provided in Sections 2 or 3 of this Amendment, the execution, delivery, and effectiveness of this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, (ii) constitute a waiver of any provision in the Credit Agreement or in any of the other Loan Documents, or (iii) alter, modify, amend, or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.
               (f) Each of Borrower and each of the other Credit Parties (i) acknowledges and agrees that it has no actual or potential claim or cause of action against Agent or any Lender relating to any Loan Documents or any actions or events occurring on or before the date of this Amendment and (ii) waives and releases any right to assert such claim or cause of action.
               (g) In the event of any inconsistency between the provisions of this Amendment and any provision of the Credit Agreement, the terms and provisions of this Amendment shall govern and control.
[Remainder of Page Intentionally Left Blank]

          IN WITNESS WHEREOF, this Third Amendment to Amended and Restated Credit Agreement has been duly executed as of the date first written above.

GENERAL ELECTRIC CAPITAL CORPORATION,
as Administrative Agent and a Lender

By:	/s/ Jeff Chiu
Jeff Chiu
Duly Authorized Signatory

BANK OF AMERICA, N.A.,
as a Lender

By:	/s/ Robert Hostert
Name:	Robert Hostert
Title:	Vice President

THE CIT GROUP/BUSINESS CREDIT, INC.,
as a Lender

By:	/s/ J. Danforth
Name:	J. Danforth
Title:	V.P.

WESTERN DIGITAL TECHNOLOGIES, INC.,

By:	/s/ Steven M. Slavin
Steven M. Slavin
Vice President, Taxes and Treasurer

WESTERN DIGITAL FREMONT, INC.

By:	/s/ Steven M. Slavin
Steven M. Slavin
Vice President, Finance

WESTERN DIGITAL (U.K.), LTD.,

By:	/s/ Raymond M. Bukaty
Name:	Raymond M. Bukaty
Title:	Director & Asst. Secretary

WESTERN DIGITAL (I.S.) LIMITED,

By:	/s/ Raymond M. Bukaty
Name:	Raymond M. Bukaty
Title:	Director & Secretary